As filed with the Securities and Exchange Commission on November 20, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SPIRIT AEROSYSTEMS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	3728	20-2436320
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)
3801 South Oliver
Wichita, Kansas 67210
(316) 526-9000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Jeffrey L. Turner
Chief Executive Officer
Spirit AeroSystems Holdings, Inc.
3801 South Oliver
Wichita, Kansas 67210
(316) 526-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Joel I. Greenberg, Esq. Mark S. Kingsley, Esq. Kaye Scholer LLP 425 Park Avenue New York, New York 10022 (212) 836-8000	Gloria Farha Flentje, Esq. General Counsel Spirit AeroSystems, Inc. 3801 South Oliver Wichita, Kansas 67210 (316) 526-9000	William J. Whelan, III, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 (212) 474-1000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-135486.
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered	Registered	Unit(3)	Price	Registration Fee

Class A Common Stock, par value $0.01 per share(1)	3,450,000 shares(2)	$26.00	$89,700,000	$9,597.90

(1)	Shares to be sold by the selling stockholders.
(2)	Includes 450,000 shares that the underwriters have the option to purchase solely to cover over-allotments, if any.
(3)	Based on the public offering price.

      The registrant previously registered an aggregate of $1,497,395,850 in class A common stock on the Registration Statement on Form S-1 (File No. 333-135486), for which a filing fee of $160,221.36 was previously paid.
      This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
      This registration statement is being filed with respect to the registration of additional class A common stock, par value $0.01 per share, of Spirit AeroSystems Holdings, Inc., pursuant to rule 462(b) under the Securities Act of 1933, amended. The contents of the earlier effective registration statement (File No. 333-135486) are incorporated in this registration statement by reference.
      The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

Item 16.	Exhibits and Financial Data Schedules

(a)	Exhibits
      All exhibits filed with or incorporated by reference in Registration Statement No. 333-135486 are incorporated by reference into, and shall be deemed a part of, this registration statement, except the following, which are filed herewith.

5.1	Opinion of Kaye Scholer LLP with respect to legality of securities being registered
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Deloitte & Touche LLP
23.3	Consent of Kaye Scholer LLP (included in Exhibit 5.1)

II-1

SIGNATURES
      Pursuant to the requirements of the Securities Act, Spirit AeroSystems Holdings, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wichita, State of Kansas on November 20, 2006.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

By:	/s/ Ulrich Schmidt

Ulrich Schmidt
Chief Financial Officer
      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons for Spirit AeroSystems Holdings, Inc. in the capacities and on the dates indicated.

Signature		Title	Date

* Jeffrey L. Turner		President and Chief Executive Officer (Principal Executive Officer)	November 20, 2006

/s/ Ulrich Schmidt Ulrich Schmidt		Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	November 20, 2006

* D. Randolph Davis		Corporate Controller (Principal Accounting Officer)	November 20, 2006

* Ivor Evans		Director	November 20, 2006

* Paul Fulchino		Director	November 20, 2006

* Richard Gephardt		Director	November 20, 2006

* Robert Johnson		Director	November 20, 2006

* Ronald Kadish		Director	November 20, 2006

* Cornelius McGillicuddy, III		Director	November 20, 2006

* Seth Mersky		Director	November 20, 2006

* Francis Raborn		Director	November 20, 2006

* Nigel Wright		Director	November 20, 2006

*By:	/s/ Ulrich Schmidt Name: Ulrich Schmidt Attorney-in-fact

II-2